EXHIBIT 10.5

Note:  This exhibit reflects an amendment to Section 15 of this long-term performance plan to provide that certain adjustments shall be mandatory.

IBM 1994 Long-Term Performance Plan

1. Objectives.

The IBM 1994 Long-Term Performance Plan (the “Plan”) is designed to attract and retain executives and other selected employees whose skills and talents are important to the Company’s operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making long-term incentive awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2. Definitions.

(a) “Award” - The grant of any form of stock option, stock appreciation right, stock or cash award, whether granted singly, in combination or in tandem, to a Plan Participant pursuant to such terms, conditions, performance requirements, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(b) “Award Agreement” - An agreement between the Company and a Participant that sets forth the terms, conditions, performance requirements, and limitations applicable to an Award.

(c) “Board” - The Board of Directors of International Business Machines Corporation.

(d) “Capital Stock” or “stock” - Authorized and issued or unissued $1.25 Par Value Capital Stock of the Company.

(e) “Code” - The Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” - The committee designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor rule. No member of the Committee may receive Awards under the Plan.

(g) “Company” - International Business Machines Corporation (“IBM”) and its subsidiaries including subsidiaries of subsidiaries and partnerships and other business ventures in which IBM has a significant equity interest, as determined in the sole discretion of the Committee.

(h) “Fair Market Value” - The average of the high and low prices of Capital Stock on the New York Stock Exchange for the date in question, provided that, if no sales of Capital Stock were made on said exchange on that date, the average of the high and low prices of Capital Stock as reported for the most recent preceding day on which sales of Capital Stock were made on said exchange.

(i) “Participant” - An employee of the Company to whom an Award has been made under the Plan.

3. Eligibility.

Employees of the Company eligible for an Award under the Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company, can have a significant effect on the success of the Company.

4. Capital Stock Available for Awards.

The number of shares that may be issued under the Plan for Awards granted wholly or partly in stock during the term of the Plan is 29,105,600, which is 5% of the outstanding Capital Stock as determined on February 10, 1994. Included in this share limit are Awards denominated in units of stock that may be redeemed or exercised for cash as well as for stock. As soon as possible after adoption of the Plan by the Company’s stockholders, the Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Capital Stock available for issuance pursuant to Awards. Capital Stock related to Awards that are forfeited, terminated, expire unexercised, settled in cash in lieu of stock or in such manner that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Capital Stock, shall immediately become available for Awards.

5. Administration.

The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. These powers include, but are not limited to, the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws and regulations of the countries in which the Company operates in order to assure the viability of Awards granted under the Plan and to enable Participants regardless of where employed to receive advantages and benefits under the Plan and such laws and regulations.

6. Delegation of Authority.

The Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Awards to, Participants who are subject to Section 16 of the Securities Exchange Act of 1934.

7. Awards.

The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity. No Participant may receive, under the Plan, stock options or stock appreciation rights the aggregate of which shall exceed 1,455,280 shares, which is 5% of the shares authorized for issuance hereunder.

(a) Stock Option - A grant of a right to purchase a specified number of shares of Capital Stock the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant of such right, as determined by the Committee. A stock option may be in the form of an incentive stock option (“ISO”) which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Capital Stock for which ISO’s are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that ISO’s shall be priced at not less than 100% of the Fair Market Value on the date of the grant; and that ISO’s shall be exercisable for a period of not more than ten years. The number of shares of stock that shall be available for ISO’s granted under the Plan is limited to ten million.

(b) Stock Appreciation Right - A right to receive a payment, in cash and/or Capital Stock, equal to the excess of the Fair Market Value of a specified number of shares of Capital Stock on the date the stock appreciation right (SAR) is exercised over the Fair Market Value on the date of grant of the SAR as set forth in the applicable Award Agreement.

(c) Stock Award - An Award made in stock or denominated in units of stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other comparable measurements of Company performance. Such Awards may be based on Fair Market Value or other specified valuation.

(d) Cash Award - An Award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement, including, but not limited to continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining growth rates, and other comparable measurements of Company performance. Awards payable, in whole or in part, in stock must be held for at least six months (i) in the case of a stock option or SAR, from the date of grant to the date of exercise and (ii) in the case of other Awards, from the date of acquisition to the date of disposition.

8. Payment of Awards.

Payment of Awards may be made in the form of cash, stock or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of stock, restrictions on transfer and forfeiture provisions. When transfer of stock is so restricted or subject to forfeiture provisions, it is referred to as “Restricted Stock.” Further, with Committee approval, payments may be deferred, either in the form of installments or as a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee which are intended to permit such deferrals to comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for payment after retirement. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may require the payment to be forfeited in accordance with the provisions of Section 13 of the Plan. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in stock or units of stock. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

9. Stock Option Exercise.

The price at which shares of Capital Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering Capital Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Capital Stock or other Awards and may impose such conditions on the use of Capital Stock or other Awards to exercise a Stock Option as it deems appropriate. In the event shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of the shares issued upon the exercise of the Stock Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted plus any additional restrictions that may be imposed by the Committee.

10. Tax Withholding.

The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Capital Stock or Restricted Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

11. Amendment, Modification, Suspension or Discontinuance of the Plan.

The Board may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Capital Stock then outstanding, to (i) increase the aggregate number of shares of Capital Stock that may be issued under the Plan (except for adjustments pursuant to Section 15 of the Plan), (ii) decrease the option price, (iii) materially modify the requirements as to eligibility for participation in the Plan, (iv) withdraw administration of the Plan from the Committee, or (v) extend the period during which Awards may be granted.

12. Termination of Employment.

If the employment of a Participant terminates, other than pursuant to paragraphs (a) through (c) of this Section 12, all unexercised, deferred and unpaid Awards shall be canceled immediately, unless the Award Agreement provides otherwise.

(a) Retirement under a Company Retirement Plan. When a Participant’s employment terminates as a result of retirement with management approval in accordance with the terms of a Company retirement plan, the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of retirement in accordance with the applicable Award Agreement and the exercisability and vesting of any Award may be accelerated.

(b) Resignation in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may (i) authorize, where appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination and (ii) permit the exercise, vesting and payment of such Awards for such period as may be set forth in the applicable Award Agreement, subject to earlier cancellation pursuant to Section 13 or at such time as the Committee shall deem the continuation of all or any part of the Participant’s Awards to be not in the Company’s best interests.

(c) Death or Disability of a Participant.

(i) In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the

Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Subject to subparagraph (iii) below, Awards so passing shall be exercised or paid out at such times and in such manner as if the Participants were living.

(ii) In the event a Participant is deemed by the Company to be disabled and eligible for benefits pursuant to the terms of the IBM Long-Term Disability Plan, any successor plan, or similar plan of another employer, Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a committee or other legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(iii) After the death or disability of a Participant, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant’s estate, beneficiaries or representative - notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries.

(iv) In the event of uncertainty as to interpretation of or controversies concerning this paragraph (c) of Section 12, the Committee’s determinations shall be binding and conclusive.

13. Cancellation and Rescission of Awards.

Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all other applicable provisions of the Award Agreement, the Plan and with the following conditions:

(a) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For a Participant whose employment has terminated, the judgment of the chief executive officer shall be based on the Participant’s position and responsibilities while employed by the Company, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers and competitors of the Participant’s assuming the post-employment position, the guidelines established in the then current edition of IBM’s booklet, Business Conduct Guidelines, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than 10 percent equity interest in the organization or business.

(b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material, as defined in the Company’s Agreement Regarding Confidential Information and Intellectual Property, relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

(c) A Participant, pursuant to the Company’s Agreement Regarding Confidential Information and Intellectual Property, shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries.

(d) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of paragraph (a), (b) or (c) of this Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of shares of Capital Stock that the Participant received in connection with the rescinded exercise, payment or delivery.

14. Nonassignability.

(a) Except pursuant to paragraph (c) of Section 12 and except as set forth in paragraph (b) of this Section 14, no Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

(b) Where a Participant terminates employment in order to assume a position with a governmental, charitable or educational institution, the Committee, in its discretion and to the extent permitted by law, may authorize a third party (including but not limited to the trustee of a “blind” trust), acceptable to the applicable governmental or institutional authorities, the Participant and the Committee, to act on behalf of the Participant with regard to any Awards retained by the Participant pursuant to paragraph (b) of Section 12.

15. Adjustments.

In the event of any change in the outstanding Capital Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee may adjust proportionally (a) the number of shares of Capital Stock (i) reserved under the Plan, (ii) available for ISO’s, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock or units of stock; (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. Notwithstanding the foregoing, in the event of any change in the outstanding Capital Stock of the Company by reason of a stock split or a reverse stock split, the above-referenced proportionate adjustments, if applicable, shall be mandatory.

In the event of any other change affecting the Capital Stock or any distribution (other than normal cash dividends) to holders of Capital Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Stock Options, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Stock Options for previously issued Stock Options or an assumption of previously issued Stock Options.

16. Notice.

Any notice to the Company required by any of the provisions of the Plan shall be addressed to the chief human resources officer or to the chief executive officer of the Company in writing, and shall become effective when it is received by the office of either of them.

17. Unfunded Plan.

Insofar as it provides for Awards of cash and Capital Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Capital Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Capital Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Capital Stock or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Capital Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

18. Governing Law.

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of New York and construed accordingly.

19. Effective and Termination Dates.

The Plan shall become effective on the date it is approved by the holders of a majority of the shares of Capital Stock then outstanding. The Plan shall terminate five years later, subject to earlier termination by the Board pursuant to Section 11, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

Federal Income Tax Consequences

The Company has been advised by counsel that, in general, under the Internal Revenue Code, as presently in effect, an optionee will not be deemed to receive any income for federal income tax purposes at the time an option or SAR is granted or a restricted stock award is made, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

1. In the case of an exercise of a nonstatutory option, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the Fair Market Value of the shares on the exercise date.

2. In the case of an exercise of an SAR, the optionee will recognize ordinary income on the exercise date in the amount equal to any cash and unrestricted shares, at Fair Market Value, received.

3. In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the Fair Market Value of the stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

4. In the case of ISO’s, there is no tax liability at time of exercise. However, the excess of the Fair Market Value of the stock on the exercise date over the option price is included in the optionee’s income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise and two years from the date of grant, the optionee will realize a long-term capital gain or loss upon a sale of the stock, equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or any loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

5. Upon exercise of a nonstatutory option or SAR, the award of stock, or the recognition of income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. The Company does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to the Award, the recipient will recognize the amount of the cash payment as ordinary income, and the Company will generally be entitled to a deduction in the same amount.

6. Pursuant to section 162(m) of the Code and underlying guidance, the Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to an individual who, on the last day of the taxable year, is the Company’s chief executive officer or among one of its three other highest compensated officers for that year, not including the Company’s chief financial officer. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that compensation attributable to stock options and stock appreciation rights granted under the Plan should qualify as performance-based compensation and therefore should not be subject to the deduction limit. The Plan also authorizes the grant of long-term performance incentive awards utilizing the performance criteria set forth in the Plan that may likewise qualify as performance-based awards.